UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 8, 2013 (March 8, 2013)

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ENDO HEALTH SOLUTIONS INC.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Atwater Drive, Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (484) 216-0000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 8, 2013, the Registrant entered into an Executive Employment Agreement (the Agreement) with Alan G. Levin, the Company's Executive Vice President and Chief Financial Officer. The Agreement is effective as of June 1, 2013, upon expiration of the scheduled term of Mr. Levin's current employment agreement.
The term of the Agreement ends on March 31, 2014, unless earlier terminated. Under the Agreement, Mr. Levin is entitled to an annual base salary of $670,000 and an annual cash performance bonus with a target of 55% of salary. Mr. Levin is also eligible to earn, as additional compensation for the services rendered pursuant to the Agreement, long-term equity-based incentives (LTI) in the sole discretion of the Compensation Committee and in an amount approved by the Compensation Committee if the Company and Mr. Levin achieve certain performance targets set by the Compensation Committee. All such equity based awards are subject to the terms and conditions set forth in the applicable plan and agreements.
Mr. Levin is also entitled employee benefits, executive benefits, perquisites, reimbursement of expenses and vacation as set forth in the Agreement
If, during the employment term, Mr. Levin terminates the Agreement for good reason or if the Company terminates Mr. Levin without cause, Mr. Levin will be entitled to receive (i) his annual cash incentive compensation, pro-rated for the fiscal year of termination based on the actual achievement of performance goals; (ii) a lump sum equal to one and one-half times the sum of (A) Mr. Levin's base salary and (B) his target incentive compensation for the fiscal year in which the termination is effective; (iii) accelerated vesting, non forfeitability and exercisability, as of the termination date, of a portion of Mr. Levin's outstanding equity awards, as described in the Agreement; and (iv) continuation of medical and life insurance benefits for twenty-four (24) months. If the Company terminates the Agreement for cause or Mr. Levin terminates the Agreement without good reason, Mr. Levin will only receive the compensation that has accrued, but not yet been paid.
The Agreement also contains covenants not to solicit for 24 months, not to compete for 18 months, non-disparagement, and to cooperate in any investigations and litigation.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement between Endo Health Solutions Inc. and Alan G. Levin, effective as of June 1, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO HEALTH SOLUTIONS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary
Dated: March 8, 2013

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Executive Employment Agreement between Endo Health Solutions Inc. and Alan G. Levin, effective as of June 1, 2013